UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2021

Ramaco Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38003	38-4018838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West Main Street, Suite 1800

Lexington, Kentucky 40507
(Address of principal executive offices, including zip code)

(859) 244-7455
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	METC	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On October 26, 2021, Ramaco Resources, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Coronado IV LLC, Buchanan Minerals, LLC and Buchanan Mining Company, LLC (collectively, the “Sellers”), pursuant to which the Company will purchase certain assets from Sellers for an aggregate cash purchase price of $30 million. The closing of the transactions contemplated by the Purchase Agreement is subject to customary closing conditions. The Purchase Agreement contains representations, warranties and covenants from the Company that are customary for transactions of this type.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On October 26, 2021, the Company issued a press release announcing the transactions described above and certain expected financial information. A copy of this press release is furnished (not filed) as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement dated as of October 26, 2021, among Ramaco Resources, Inc., Coronado IV LLC, Buchanan Minerals, LLC and Buchanan Mining Company, LLC.
99.1	Press release issued by Ramaco Resources, Inc., dated October 26, 2021.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2021

Ramaco Resources, Inc.

By:	/s/ Randall W. Atkins
Name: Randall W. Atkins
Title: Chairman and Chief Executive Officer